Exhibit 99.1

MasterCraft Reports Fiscal 2016 First-Quarter
Results

Strong Demand for Performance Sport Boats and Innovative New Products Drives 15 Percent Increase in MasterCraft Sales and
34 Percent Increase in Adjusted EBITDA

VONORE, Tenn. – Nov. 5, 2015 – MasterCraft (NASDAQ: MCFT) today announced financial results for its fiscal 2016 first quarter.

Highlights:

•	Fiscal 2016 first-quarter net sales rose 7 percent over the prior-year first quarter to $56.0 million
•	Net sales, excluding the terminated Hydra-Sports manufacturing contract, increased 15 percent compared to the prior-year first quarter
•	Fully diluted, pro forma adjusted net income per share totaled $0.30
•	MasterCraft unit volume grew 10 percent from the fiscal 2015 first quarter to 682 units
•	Fiscal 2016 first-quarter adjusted EBITDA increased 34 percent from the prior-year three months to $10.7 million
•	Fiscal 2016 first-quarter gross margin improved by 390 basis points versus the year-earlier period
•	MasterCraft launched the X26 and began ramping up production

Terry McNew, MasterCraft’s President and Chief Executive Officer, commented, “We kicked off fiscal 2016 with very strong performance, delivering notable top- and bottom-line increases, and double-digit unit volume growth. These gains were driven by continued demand for performance sport boats and innovative new and complementary MasterCraft products like our NXT models. We have two additional product launches slated for the year, building on our momentum and continuing our cadence of three new product introductions per year.

“As a company we continue to realize the benefits of our focus on operational excellence and continuous improvement, increasing gross margins and adjusted EBITDA over the first quarter of the prior year. Additionally, our July 2015 IPO eliminated all outstanding long-term debt, providing the flexibility to explore strategic growth opportunities going forward. We’re well positioned for the future and look forward to achieving further success in fiscal 2016.”

First-Quarter Results

Net sales for the three months ended September 27, 2015, were $56.0 million, up $3.6 million, or 6.8 percent, compared to $52.4 million for the three months ended September 28, 2014. MasterCraft-only sales, which exclude the terminated Hydra-Sports manufacturing contract, increased $7.1 million, or 14.6 percent, versus the prior year. The net sales gain was primarily due to a rise in MasterCraft unit volume of 61 units, or 9.8 percent. Net sales per MasterCraft unit grew by 3.8 percent, chiefly stemming from greater adoption of higher-end option packages and price increases.

Said McNew, “Once again, favorable macroeconomic conditions in the United States are fueling consumer demand for boats—and this was echoed in our performance gains. While we are seeing headwinds outside of the United States, most notably in Canada, that are partially offsetting U.S. results, we expect MasterCraft to continue to efficiently meet domestic demand, capture additional market share and deliver profitable, sustained growth.”

Gross profit for the three months ended September 27, 2015, increased $3.0 million, or 23.4 percent, to $15.8 million, compared to $12.8 million a year earlier. Gross margin rose to 28.3 percent for the fiscal 2016 first quarter, from 24.4 percent for the prior-year period. The increase primarily stemmed from cost reductions delivered by a culture focused on eliminating waste, sales of higher-end content option packages which lift average margins per unit, and operating leverage from sales gains. In addition, the company replaced its discontinued Hydra-Sports volume with higher margin MasterCraft volume.

Selling and marketing expense rose $0.4 million to $2.5 million for the three-month period, compared to $2.1 million for the year-earlier first quarter, primarily due to higher spending in connection with the MasterCraft Throwdown wakeboarding competition televised on ESPN. General and administrative expense totaled $9.3 million, versus $2.6 million for the fiscal 2015 three-month period. This expected increase resulted mainly from $5.4 million of stock-based compensation, $0.5 million in higher legal costs and fees and expenses related to the Company’s initial public offering, and $0.5 million in costs associated with being a public company.

Net loss for fiscal 2016 first quarter was $1.3 million, compared to net income of $1.4 million for fiscal 2015 first quarter. The decrease is primarily due to increased operating expenses as described above, partially offset by the contribution from higher net sales.

Fiscal 2016 first quarter adjusted EBITDA was $10.7 million, up 33.8 percent from $8.0 million for the year-earlier quarter.

Fiscal 2016 first quarter adjusted net income increased 50.0 percent to $5.7 million, or $0.30 per share, on a pro-forma, diluted weighted average share count of 18.9 million shares. See below for a reconciliation of adjusted EBITDA and adjusted net income to net income.

Key Milestones

In the fiscal 2016 first quarter, MasterCraft unveiled the new X26, the latest addition to its innovative 2016 boat line that gives users a category-defining balance of luxury, power and playfulness. In a class of its own, the X26 is 26 feet in length and delivers an elevated experience on the water through high-end, refined features and upscale amenities, coupled with MasterCraft’s legendary tow sports performance.

Said McNew, “As we’ve stated before, the X26 is handcrafted in our manufacturing facility in Vonore, Tenn., to create the ultimate vessel that delivers all-day recreation, luxury and comfort on the water. Production of this model has already started to ramp up, and sales are growing nicely. Moreover, we’re hearing from both dealers and consumers that this is the most refined MasterCraft yet while still offering unparalleled performance.”

In addition to new product launches, MasterCraft continues to drive sustainable margin improvement through the company’s robust value added/value engineering program and focus on operational excellence. Recently, MasterCraft announced that the company is a finalist for the IndustryWeek Best Plants awards for the second consecutive year. These awards honor operational excellence in leading-edge North American manufacturing facilities that have successfully implemented strategies to increase competitiveness, enhance customer satisfaction, and foster stimulating and rewarding work environments.

Said McNew, “Over the last few years, MasterCraft has implemented a company-wide charter to improve our production facility and manufacturing processes, in order to ensure the highest level of quality in our boat construction. Being recognized again as a finalist validates the operational excellence strategy that is embraced across our entire organization.”

Outlook

“MasterCraft is off to a great start in fiscal 2016 and we’re optimistic about the future,” McNew said. “Our growth strategy for the year remains consistent and centers on five key initiatives:

•	Developing new and innovative products in core markets;
•	Further penetrating the entry-level segment of the performance sport boat category;
•	Capturing share from adjacent boating categories;
•	Strengthening our dealer network; and
•	Driving margin expansion through continuous operational improvement.

“We remain steadfast in our belief that through solid execution of these initiatives and the continued success of our highly differentiated product portfolio, we can drive strong organic growth in fiscal 2016,” McNew concluded.

For the fiscal 2016 year ending June 30, 2016, MasterCraft reiterates its expectations for MasterCraft sales and unit volume growth, as compared to fiscal 2015 sales and unit volume excluding Hydra-Sports, in the high-single to low-double digit range. Gross margin and adjusted EBITDA margin are both expected to increase at least 200 basis points from fiscal year 2015, with contributions from higher net sales and continued operating efficiency gains offsetting the absorption of public company costs following the company’s July IPO. Adjusted net income is expected to grow faster than adjusted EBITDA, while GAAP net income will be impacted by charges related to changes in the fair value of the company’s common stock warrants, as well as stock compensation expense related primarily to restricted stock and options granted prior to and in connection with the IPO.

Conference Call and Webcast Information

MasterCraft will host a live conference call and webcast of its fiscal first-quarter results today, Nov. 5, 2015, at 5:00 p.m. ET. To access the call, dial (866) 861-0710 (domestic) or (704) 908-0473 (international) and provide the operator with the conference ID 54757562. Please dial in at least 10 minutes prior to the call. To access the live webcast, go to the investor section of the company’s website, www.mastercraft.com, on the day of the conference call and click on the webcast icon.

For an audio replay of the conference call, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter 54757562.  The audio replay will be available beginning at 8 p.m. ET on Thursday, Nov. 5, 2015, through 11:59 p.m. ET on Thursday, Nov. 19, 2015.

About MCBC Holdings, Inc.

Headquartered in Vonore, Tenn., MCBC Holdings, Inc. (NASDAQ: MCFT) is the parent of MasterCraft Boat Company, a world-renowned innovator, designer, manufacturer, and marketer of premium performance sport boats. Founded in 1968, MasterCraft has cultivated its iconic brand image through a rich history of industry-leading innovation, and more than four decades after the original MasterCraft made its debut the company’s goal remains the same – to continue building the world’s best ski, wakeboard, wakesurf and luxury performance powerboats. For more information, visit www.mastercraft.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning an exciting pipeline of launches; our ability to continue our operating momentum, capture additional market share and deliver continued growth; expectations regarding driving margin expansion, sales increases and organic growth; our fiscal 2016 outlook and key growth initiatives; and our anticipated financial performance for fiscal 2016.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2015 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Use of Non-GAAP Financial Measures

To supplement MasterCraft’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables immediately following the condensed consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for MasterCraft's financial results prepared in accordance with GAAP.

Contacts:

Tim Oxley

Chief Financial Officer

(423) 884-2221

Tim.Oxley@mastercraft.com

Matt Sullivan

(612) 455-1709

Matt.Sullivan@padillacrt.com

Results of Operations for the Three Months Ended September 27, 2015

MCBC HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Dollar amounts in thousands, except share and per share data)

	Three Months Ended
	September 27,	September 28,
	2015	2014
	(Unaudited)

Net sales	$55,981	$52,424
Cost of sales	40,142	39,643
Gross profit	15,839	12,781
Operating expenses:
Selling and marketing	2,477	2,140
General and administrative	9,287	2,559
Amortization of intangible assets	55	55
Total operating expenses	11,819	4,754
Operating income	4,020	8,027
Other expense:
Interest expense	964	1,287
Change in common stock warrant fair value	3,346	2,883
(Loss) income before income tax expense	(290)	3,857
Income tax expense	1,033	2,439
Net (loss) income	$(1,323)	$1,418

(Loss) earnings per common share
Basic	$(0.08)	$0.13
Diluted	$(0.08)	$0.12
Weighted average shares used for the computation of:
Basic (loss) earnings per share	16,263,793	11,139,000
Diluted (loss) earnings per share	16,263,793	11,495,079

MCBC HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share and per share data)

	September 27,	June 30,
	2015	2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,838	$1,167
Accounts receivable — net of allowances of $135 and $92, respectively	4,060	2,653
Inventories — net	12,701	11,541
Prepaid expenses and other current assets	6,487	7,235
Deferred income taxes	7,340	6,733
Total current assets	38,426	29,329
Property, plant and equipment — net	13,090	13,233
Intangible assets — net	16,916	16,971
Goodwill	29,593	29,593
Deferred debt issuance costs — net	371	425
Other	125	125
Total assets	$98,521	$89,676
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$13,250	$14,808
Income tax payable	1,531	224
Accrued expenses and other current liabilities	20,048	21,313
Common stock warrant liability	225	9,147
Current portion of long term debt	—	18,275
Total current liabilities	35,054	63,767
OTHER LIABILITIES:
Long-term debt	—	60,487
Unrecognized tax positions	543	519
Deferred income taxes	7,045	7,156
Total liabilities	42,642	131,929
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $0.01 par value per share — authorized, 100,000,000 shares; issued and outstanding, 17,997,622 shares at September 27, 2015 and 11,139,000 shares at June 30, 2015	180	111
Additional paid-in capital	108,227	8,841
Accumulated deficit	(52,528)	(51,205)
Total stockholders' equity (deficit)	55,879	(42,253)
Total liabilities and stockholders' equity (deficit)	$98,521	$89,676

Supplemental Operating Data

The following table sets forth certain supplemental operating data for the periods indicated:

	Three Months Ended
	September 27,	September 28,	%
	2015	2014	Variance
	(Unaudited)
	(Dollars in thousands)
Unit volume:
MasterCraft	682	621	9.8%
Hydra-Sports	—	12
MasterCraft sales	$55,981	$48,851	14.6%
Hydra-Sports sales	$—	$3,573
Consolidated sales	$55,981	$52,424	6.8%
Per Unit:
MasterCraft sales	$82	$79	3.8%
Hydra-Sports sales	$—	$298
Consolidated sales	$82	$83	(1.2)%
Gross margin	28.3%	24.4%

Non-GAAP Measures

We define EBITDA as earnings before interest expense, income taxes, depreciation and amortization. We define adjusted EBITDA as EBITDA further adjusted to eliminate certain non-cash charges and unusual items that we do not consider to be indicative of our ongoing operations, including change in common stock warrant fair value, fees and expenses related to the Company’s initial public offering, our stock-based compensation and the results of operations of our terminated Hydra-Sports manufacturing contract. We define adjusted net income as net (loss) income adjusted to eliminate certain non-cash charges and unusual items that we do not consider to be indicative of our ongoing operations, including change in common stock warrant fair value, fees and expenses related to the Company’s initial public offering, our stock-based compensation and the results of operations of our terminated Hydra-Sports manufacturing contract and an adjustment for income tax expense at a normalized annual effective tax rate. We define adjusted EBITDA margin as adjusted EBITDA expressed as a percentage of MasterCraft sales. Adjusted EBITDA, adjusted net income and adjusted EBITDA margin are not measures of net (loss) income or operating income as determined under accounting principles generally accepted in the United States, which we refer to as “GAAP.” Adjusted EBITDA and adjusted net income are not measures of performance in accordance with GAAP and should not be considered as an alternative to net income (loss) or operating cash flows determined in accordance with GAAP. Additionally, adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use. We believe that the inclusion of EBITDA, adjusted EBITDA and adjusted net income is appropriate to provide additional information to investors because securities analysts, noteholders and other investors use these non GAAP financial measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities. We use adjusted net income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP alone measures.  We believe adjusted net income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash and non-recurring items.  Adjusted EBITDA and adjusted net income have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect our tax expense or any cash requirements to pay income taxes
•	Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest payments on our indebtedness; and
•

Adjusted net income and adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations, but may nonetheless have a material impact on our results of operations, including the operations related to our Hydra-Sports manufacturing contract for periods prior to its termination.

In addition, because not all companies use identical calculations, our presentation of adjusted EBITDA and adjusted net income may not be comparable to similarly titled measures of other companies, including companies in our industry.

The following table sets forth a reconciliation of adjusted EBITDA to net (loss) income as determined in accordance with GAAP for the periods indicated:

	Three Months Ended
	September 27,	September 28,
	2015	2014
	(Unaudited)
	(Dollars in thousands)

Net (loss) income	$(1,323)	$1,418
Income tax expense	1,033	2,439
Interest expense	964	1,287
Depreciation and amortization	825	748
EBITDA	1,499	5,892
Change in common stock warrant fair value(a)	3,346	2,883
Transaction expense(b)	124	-
Litigation charge(c)	274	—
Hydra-Sports(d)	-	(761)
Stock-based compensation	5,425	-
Adjusted EBITDA	$10,668	$8,014
Adjusted EBITDA margin(e)	19.1%	16.4%

(a)	Represents non-cash expense related to increases in the fair market value of the Company’s common stock warrant.
(b)	Represents fees and expenses related to the Company’s initial public offering.
(c)	Represents legal and advisory fees related to our litigation with Malibu Boats, LLC.
(d)

Represents the operating income attributable to the operations of our Hydra-Sports business and the related manufacturing agreement, adjusted to exclude depreciation and amortization related to Hydra-Sports. We previously divested the Hydra-Sports business, but continued to manufacture Hydra-Sports boats for the purchaser of the business pursuant to an agreement that expired on June 30, 2015 (and which was not renewed). This adjustment was calculated by identifying the applicable cost of sales and operating expenses directly attributable to the Hydra-Sports business for such period, excluding any corporate overhead or other shared costs.

(e)	We define adjusted EBITDA margin as adjusted EBITDA expressed as a percentage of MasterCraft sales.

The following table sets forth a reconciliation of adjusted net income to net (loss) income as determined in accordance with GAAP for the periods indicated:

	Three Months Ended
	September 27,	September 28,
	2015	2014
	(Unaudited)
	(Dollars in thousands, except for shares and per share amounts)

Net (loss) income	$(1,323)	$1,418
Income tax expense	1,033	2,439
Change in common stock warrant fair value(a)	3,346	2,883
Transaction expense(b)	124	-
Litigation charge(c)	274	—
Hydra-Sports(d)	-	(761)
Stock-based compensation	5,425	-
Adjusted net income before income taxes	8,879	5,979
Adjusted income tax expense(e)	3,196	2,152
Adjusted net income	$5,683	$3,827

Pro-forma adjusted net income per common share
Basic	$0.32	$0.21
Diluted	$0.30	$0.20
Pro-forma weighted average shares used for the computation of:
Basic adjusted net income per share(f)	17,997,622	17,997,622
Diluted adjusted net income per share(g)	18,946,145	18,946,145

(a)	Represents non-cash expense related to increases in the fair market value of the Company’s common stock warrant.
(b)	Represents fees and expenses related to the Company’s initial public offering.
(c)	Represents legal and advisory fees related to our litigation with Malibu Boats, LLC.
(d)

Represents the operating income attributable to the operations of our Hydra-Sports business and the related manufacturing agreement, adjusted to exclude depreciation and amortization related to Hydra-Sports. We previously divested the Hydra-Sports business, but continued to manufacture Hydra-Sports boats for the purchaser of the business pursuant to an agreement that expired on June 30, 2015 (and which was not renewed). This adjustment was calculated by identifying the applicable cost of sales and operating expenses directly attributable to the Hydra-Sports business for such period, excluding any corporate overhead or other shared costs.

(e)	Reflects income tax expense at an estimated normalized annual effective income tax rate of 36.0 percent for the periods presented.
(f)	The weighted average shares used for computation of pro-forma basic earnings per common share gives effect to the 6,071,429 shares sold in the Company’s initial public offering, which closed on July 22, 2015 and gives effect for the 787,193 shares issued in exchange of common stock warrants during the three months ended September 27, 2015.
(g)

The weighted average shares used for computation of pro-forma diluted earnings per common share gives effect to the 6,071,429 shares sold in the Company’s initial public offering, the 787,193 shares issued during the three months ended September 27, 2015 in exchange of common stock warrants, 59,792 shares for the dilutive effect of stock options and the 888,731 shares of restricted stock granted under the 2015 Incentive Award Plan which vest in January 2016.

# # #